Exhibit 10-U

     Ford Motor Company has entered into an agreement with Robert L. Rewey, whereby Mr. Rewey, a former officer of Ford, has agreed to provide advice and transitional services to Ford during the period March 1, 2001 to March 23, 2001, for which he will be paid $51,000.00.